UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2025

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2431 Aloma Avenue, Suite 243 Winter Park, Florida 32792	90025
(Address of principal executive offices)	(Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	STEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On November 18, 2025, Steven Abelman, a member of the board of directors (the “Board”) of Streamex Corp. (the “Company”), the compensation committee of the Board (the “Compensation Committee”), the nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) and Chairman of the audit committee of the Board (the “Audit Committee”) notified the Company of his decision to resign, effective immediately. Mr. Abelman’s resignation was not the result of any disagreement with the Company or any matter relating to its operations, policies or practices.

On November 18, 2025, Christopher Baer, a member of the Board and the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, notified the Company of his decision to resign, effective immediately. Mr. Baer’s resignation was not the result of any disagreement with the Company or any matter relating to its operations, policies or practices.

On November 18, 2025, Anthony Amato a member of the Board, notified the Company of his decision to resign, effective immediately. Mr. Amato’s resignation was not the result of any disagreement with the Company or any matter relating to its operations, policies or practices.

Appointment of Directors

On November 18, 2025, the Board appointed Kevin Gopaul to serve as an independent director in Class II of the Board for a term expiring at the Company’s 2026 annual meeting of stockholders or until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal and as a member of the Audit Committee and a member of the Compensation Committee and Nominating and Corporate Governance Committee. On November 18, 2025, Mr. Gopaul executed an offer letter (the “Gopaul Offer Letter”) with the Company in connection with his appointment.

As set forth in the Gopaul Offer Letter, Mr. Gopaul will receive compensation consistent with the Company’s non-employee director compensation policy as in effect from time to time. Under the Company’s current policy, Mr. Gopaul is entitled to an annual cash retainer of $40,000, as well as an additional annual retainer of $25,000 for each Board committee on which he serves. Mr. Gopaul is also eligible to receive annual equity compensation, the amount and form of which will be determined by the Compensation Committee in accordance with the Company’s equity compensation policies.

The foregoing summary is qualified in its entirety by reference to the Gopaul Offer Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Gopaul and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Gopaul and any other director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC).

The transition in the Board is made pursuant to that certain Share Purchase Agreement, dated as of May 23, 2025, by and among the Company (formerly BioSig Technologies, Inc.), BST Sub ULC, 1540875 B.C. Ltd., Streamex Exchange Corporation (“Streamex”), and 1540873 B.C. Ltd. (as amended and in effect, the “Share Purchase Agreement”), which provides that, immediately following approval of the Parent Stockholder Matters (as defined in the Share Purchase Agreement), the Board will consist of four directors, one designated by the Company and three designated by Streamex, including Karl Henry McPhie and Morgan Lekstrom, with Mr. Lekstrom serving as Chairman.

McPhie Employment Agreement

On November 18, 2025, the Company entered into an employment agreement with the Company’s Chief Executive Officer Karl Henry McPhie (the “McPhie Employment Agreement”), effective November 1, 2025. Under the McPhie Employment Agreement, Mr. McPhie will receive an annual base salary of $225,000 and will be eligible for an annual bonus targeted at 65% of base salary, with the actual amount determined by the Board based on performance. Subject to stockholder approval (the “Stockholder Approval”) of an increase in shares available under the Company’s 2023 Long-Term Incentive Plan, as amended and in effect, Mr. McPhie will also be granted 100,000 fully vested shares of common stock and 900,000 restricted stock units that vest in equal quarterly installments over four years, in each case subject to his continued service. The McPhie Employment Agreement includes customary confidentiality, indemnification, and director and officer insurance protections and provides that, if the Company terminates Mr. McPhie without cause, if he resigns for good reason, or if his employment terminates in connection with a change in control, he will be entitled to severance benefits consisting of a lump-sum cash payment equal to two times his annual base salary and target bonus (or highest bonus paid in the prior two years, if greater), continued benefits, and accelerated vesting of outstanding equity awards, with performance awards treated as earned at maximum unless otherwise provided.

The foregoing summary is qualified in its entirety by reference to the McPhie Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and which is incorporated herein by reference.

Groenewald Employment Agreement

On November 18, 2025, the Company entered into an employment agreement with the Company’s Chief Financial Officer, Ferdinand Groenewald (the “Groenewald Employment Agreement”), effective October 1, 2025. Under the Groenewald Employment Agreement, Mr. Groenewald will receive an annual base salary of $225,000 and will be eligible to receive an annual incentive package with a target value equal to 65% of base salary, payable in cash and equity, based on performance goals established by the Board. For 2025, he will be entitled to a prorated annual bonus based on the portion of the year employed.

Subject to the Stockholder Approval, Mr. Groenewald will receive (i) 100,000 fully vested shares of common stock and (ii) 400,000 restricted stock units vesting in sixteen equal quarterly installments over four years, in each case subject to his continued service. If the Stockholder Approval is not obtained, the Company will use reasonable best efforts to provide a make-whole cash or cash-settled award of equivalent value, subject to applicable law and Compensation Committee approval.

The Groenewald Employment Agreement also includes customary confidentiality covenants, indemnification protections, directors’ and officers’ liability insurance coverage, and clawback provisions applicable to incentive compensation.

If the Company terminates Mr. Groenewald without cause, if he resigns for good reason, or if his employment terminates in connection with a change in control or fundamental transaction, he will be entitled to severance benefits, subject to his execution of a release. If such termination occurs within the first six months of employment, severance consists of six months of base salary and full acceleration of unvested equity awards; if after six months, severance consists of twelve months of base salary and full acceleration of unvested equity awards. In either case, he will also receive a prorated target bonus for the year of termination and up to twelve months of COBRA coverage paid or reimbursed by the Company.

The foregoing summary is qualified in its entirety by reference to the Groenewald Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and which is incorporated herein by reference.

Lekstrom Chairman Agreement

On November 18, 2025, the Company entered into the Chairman of the Board Agreement with the Chairman of the Board, Morgan Lekstrom (the “Chairman Agreement”). Under the Chairman Agreement, Mr. Lekstrom will receive an annual cash retainer of $40,000 for Board service and an additional $99,000 annual retainer for his role as Chairman and chair of the Compensation Committee, in each case payable in quarterly installments. Subject to the Stockholder Approval, Mr. Lekstrom will also be granted 100,000 shares of the Company’s common stock (or equivalent equity awards), which will vest in equal quarterly installments over one year, subject to his continued service; he is not entitled to any additional fees, bonuses, severance or performance-based compensation.

The Chairman Agreement further provides for reimbursement of reasonable business expenses, indemnification and directors’ and officers’ liability insurance to the fullest extent permitted by law, and includes customary confidentiality covenants and an acknowledgment that Mr. Lekstrom is intended to qualify as an independent director under applicable Nasdaq and SEC rules. Either party may terminate the Chairman Agreement on notice (or automatically upon Mr. Lekstrom’s death, disability or failure to be elected or re-elected as a director), in which case he will be entitled to accrued but unpaid cash retainers and reimbursable expenses, with any outstanding equity awards treated in accordance with the applicable plan and award agreements.

The foregoing summary is qualified in its entirety by reference to the Chairman Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.4 and which is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 19, 2025 (the “Effective Date”), the Company filed the Eleventh Amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which became effective upon filing. The Charter Amendment provides for a classified Board, with the Board divided into three classes, pursuant to prior authorization of the Board and the requisite stockholders of the Company as more fully described in the Company’s definitive proxy statement filed with the SEC on August 4, 2025, as amended on August 15, 2025, September 2, 2025 and September 3, 2025 and the Company’s Current Report on Form 8-K filed with the SEC on September 5, 2025. Pursuant to the Charter Amendment, each director will serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. As of the Effective Date, the three classes of the Board are comprised as follows:

●	Morgan Lekstrom and Henry McPhie shall serve in Class I of the Board for a term expiring at the Company’s 2025 annual meeting of stockholders or until their successors are duly elected and qualified, or until the earlier of their death, resignation or removal;

●	Kevin Gopaul shall serve in Class II of the Board for a term expiring at the Company’s 2026 annual meeting of stockholders expected to be held in December 2026, or until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal; and

●	Donald Browne shall serve in Class III of the Board for a term expiring at the Company’s 2027 annual meeting of stockholders or until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal.

The foregoing summary of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On November 18, 2025, the Company issued a press release announcing the appointment of Kevin Gopaul to its Board.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Eleventh Certificate of Amendment of Amended and Restated Certificate of Incorporation of Streamex Corp.
10.1	Offer Letter, dated November 17, 2025
10.2	Employment Agreement between Streamex Corp. and Karl Henry McPhie, dated November 18, 2025
10.3	Employment Agreement between Streamex Corp. and Ferdinand Groenewald, dated November 18, 2025
10.4	Chairman of the Board Agreement between Streamex Corp., dated November 18, 2025
99.1	Press Release, dated November 18, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAMEX CORP.

Date: November 19, 2025	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer